                                  EXHIBIT 23.1

                     Consent of Horwitz & Beam relating to
             issuance of shares of securities pursuant to the above
                               Retainer Agreement
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                                                                    EXHIBIT 23.1

                           CONSENT OF HORWITZ & BEAM


     We hereby consent to the use in the Prospectus constituting part of the Registration Statement on Form S-8 of our opinion dated April 16, 1997 relating to the registration of the Securities, as therein defined, of ICE HOLDINGS, INC., a Delaware corporation, which is attached as Exhibit 5 therein.

Dated: April 17, 1997                        HORWITZ & BEAM


                                        By: /s/ LAWRENCE W. HORWITZ
                                                -----------------------------
                                                Lawrence W. Horwitz
                                        Its:    Vice President